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DELAWARE GROUP PREMIUM INTERNATIONAL EQUITY
ANNUALIZED RATE OF RETURN
FOR FISCAL YEAR ENDING 1995
-------------------------------------------------------------------------------

Average Annual Compounded Rate of Return:

                               n
                          P(1 + T) = ERV

      THREE
      YEARS
----------------
                 3
           $1000(1 - T) = $1,355.80


T =    10.68%
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DELAWARE GROUP PREMIUM INTERNATIONAL EQUITY
TOTAL RETURN PERFORMANCE
THREE YEARS
-------------------------------------------------------------------------------

Initial Investment                     $1,000.00
Beginning OFFER                           $10.03
Initial Shares                            99.701


   Fiscal       Beginning        Dividends        Reinvested       Cumulative
    Year         Shares         for Period          Shares           Shares
-------------------------------------------------------------------------------
   1993          99.701           $0.010            0.099            99.800
-------------------------------------------------------------------------------
   1994          99.800           $0.080            0.667           100.467
-------------------------------------------------------------------------------
   1995         100.467           $0.330            2.950           103.417
-------------------------------------------------------------------------------


Ending Shares                             103.417
Ending NAV                          x      $13.11
                                     ------------
Investment Return                       $1,355.80





Total Return Performance
------------------------
Investment Return                       $1,355.80
Less Initial Investment                 $1,000.00
                                       ----------
                                          $355.80/$1,000.00 x 100



Total Return:                               35.58%